Exhibit 99.1

Contacts:

Amber Blaha NaviSite, Inc. 978.946.8647 ablaha@navisite.com	Laureen McGowan Greenough Communications 617.275.6515 lmcgowan@greenoughcom.com
NaviSite Reports Second Quarter Fiscal Year 2007 Results
•	Second quarter revenue grew to $30.2 million, up 6% from the prior quarter and 15% over the second quarter of fiscal year 2006

•	New bookings of monthly recurring revenue were $0.8 million in the second quarter, up 42% from the prior quarter and 41% from the second quarter of fiscal year 2006
Andover, MA. March 5, 2007 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of application management services, hosting and content delivery solutions for enterprises, today reported financial results for its second quarter of fiscal year 2007, which ended January 31, 2007.
Second Quarter Fiscal Year 2007 Financial Results:
Revenue for the second quarter of fiscal year 2007 increased 15% to $30.2 million, compared to $26.3 million for the second quarter of fiscal year 2006. Sequentially, revenue for the second quarter of fiscal year 2007 increased 6% versus the $28.5 million of revenue in the first quarter of fiscal year 2007.
The Company reported a net loss of $3.8 million or a loss of $0.13 per share for the second quarter of fiscal year 2007, as compared with a net loss of $4.0 million or a loss of $0.14 per share for the same quarter of fiscal year 2006.
NaviSite reported $5.2 million of EBITDA, excluding impairment, stock-based compensation and one-time charges (“EBITDA”), for the second quarter of fiscal year 2007. The $5.2 million of EBITDA reported in the second quarter of fiscal year 2007 represents a 79% increase from the $2.9 million of EBITDA reported in the second quarter of fiscal year 2006 and a decrease of 2% from the $5.3 million of EBITDA reported in the first quarter of fiscal year 2007. The second quarter of fiscal year 2007 marked the Company’s 14th consecutive quarter of positive EBITDA.
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 1 of 10)

“This second quarter marked another period of strong financial results for the company,” said Arthur Becker, CEO, NaviSite. “The successful completion of our recent secondary offering, record client bookings, and accelerating revenue growth are all indicative of the improved market conditions and the value NaviSite delivers to its clients and shareholders.”
Business Highlights for the Second Quarter of Fiscal Year 2007:
•	Achieved record bookings in NaviSite’s application management, hosting, and content delivery services, with approximately $810,000 of new monthly recurring revenue booked in the second quarter of fiscal year 2007, an increase of 41% from the second quarter of fiscal year 2006 and an increase of 42% from the first quarter of fiscal year 2007.

•	Signed application management, hosting, and content delivery contracts with a total value of $29.7 million compared to $17.1 million in the prior quarter, representing an increase of 74%, and compared to $13.4 million in the second quarter of fiscal year 2006, an increase of 122%.

•	Signed professional services contracts with a total value of $7.2 million compared to $4.2 million in the prior quarter, representing an increase of 71%, and compared to $3.2 million during the second quarter of fiscal year 2006, an increase of 125%.

•	Signed 72 new clients in the second quarter of fiscal year 2007, including Agiliance, Inc., Boonty SA, Kettle Foods Ltd., Sporty’s Pilot Shop, and Vibrant Media Ltd.

•	Renewed existing client contracts or expanded business with companies such as the City of Los Angeles, COI Communications, Getronics, Hamilton Grant Software Ltd., and Ross Stores Inc.

•	Successfully closed a secondary offering of 9,952,500 shares of common stock sold by existing shareholders, achieving NaviSite’s goals of increasing public share float, creating an institutional ownership for NaviSite’s stock, obtaining research coverage for NaviSite’s stock, and significantly reducing the overhang from certain shareholders.

•	Maintained low customer churn, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, excluding our major accounts, at 1.4% per month for the second quarter of fiscal year 2007 compared to 0.9% per month for the second quarter of fiscal year 2006. The Company was able to achieve its goal of maintaining churn at less than 2% per month.
Guidance:
NaviSite projects revenue for the third quarter of fiscal year 2007 to be between $31.5 and $32.0 million and between $122.0 and $125.0 million for the full fiscal year. EBITDA, excluding impairment, stock-based compensation and one-time charges, is projected to be between $5.7 and $6.1 million for the third quarter of fiscal year 2007 and between $22.0 and $25.0 million for the full fiscal year.
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 2 of 10)

Conference Call Scheduled for March 6, 2007:
NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, Jim Pluntze will host a conference call to discuss NaviSite’s second quarter fiscal year 2007 financial results at 9:00 a.m. Eastern Time on March 6, 2007.
Call In Details:
Date and Time: Tuesday, March 6, 2007, 9:00 a.m. Eastern Time
Call In #: 866-356-4279 (International: 617-597-5394)
Enter PIN #: 60667346
Dial In Replay: 888-286-8010 (International: 617-801-6888)
Enter PIN #: 45882593
Available 30 minutes following the conclusion of the call and archived through March 6, 2008.
Archived Replay: Information accessible at http://www.navisite.com/earningscalls. Available 24 hours following the conclusion of the call.
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 3 of 10)

EBITDA:
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment, non-cash stock-based compensation and one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance. A table reconciling expected net loss to expected EBITDA for the third quarter of fiscal year 2007 is also included in this release.
About NaviSite, Inc.
NaviSite is a leading provider of application and technology services for companies who seek to accelerate their business IT performance. With over 950 clients in 14 data centers; offices in the US, UK and India; NaviSite is the partner of choice for many of the fastest growing companies for outsourcing enterprise application and related IT services to drive their IT Efficiency and Effectiveness. NaviSite delivers a unique combination of application implementation, management, and content delivery services to provide full lifecycle support for today’s industry leaders. For more information, please visit www.navisite.com.
###
This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, success and performance of NaviSite’s product and service offerings, and NaviSite’s strategic business plans for growing its customer base and increasing sales. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue, or an inability to
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 4 of 10)

realize expected synergies or make expected future investments in NaviSite’ businesses or NaviSite may be unable to raise the necessary funds to meet its payment obligations to Silver Point Finance and other creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
###
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 5 of 10)

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2007 AND 2006
EBITDA Summaries

	For the Three Months Ended
	January 31, 2007	January 31, 2006
	Unaudited
	(In thousands)
Net loss, as reported	$(3,816)	$(3,968)
Depreciation	2,402	1,937
Interest expense, net	3,148	1,989
Taxes	294	294
Amortization	1,504	1,236

EBITDA	3,532	1,488

Impairments	—	377
Stock based compensation	1,005	1,033

Severance and acquisition migration costs	33	(2)
Secondary offering fees	624	—

EBITDA, excluding impairments, stock based compensation, severance and acquisition migration costs and secondary offering costs	$5,194	$2,896

	For the Six Months Ended
	January 31, 2007	January 31, 2006
	Unaudited
	(In thousands)
Net loss, as reported	$(6,459)	$(7,438)

Depreciation	4,699	3,778
Interest expense, net	6,344	3,938
Taxes	587	587
Amortization	3,010	2,473

EBITDA	8,181	3,338

Impairments	(287)	377
Stock based compensation	1,834	2,120
Severance and acquisition migration costs	120	8
Secondary offering fees	624	—

EBITDA, excluding impairments, stock based compensation, severance and acquisition migration costs and secondary offering costs	$10,472	$5,843

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 6 of 10)

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2007 AND 2006
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Six Months Ended
	January 31, 2007	January 31, 2006	January 31, 2007	January 31, 2006
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)
Revenue	$30,115	$26,264	$58,561	$51,674
Revenue, related parties	$82	41	176	71

Total revenue	30,197	26,305	58,737	51,745

Cost of revenue	$20,546	18,693	39,789	36,370

Gross profit	9,651	7,612	18,948	15,375

Operating expense:
Operating expense	$10,079	9,050	19,009	18,184
Impairment, restructuring and other	—	377	(287)	377

Total operating expenses	10,079	9,427	18,722	18,561

Income (Loss) from operations	(428)	(1,815)	226	(3,186)

Other income (expense):
Interest income	42	26	84	54
Interest expense	(3,190)	(2,015)	(6,428)	(3,992)
Other income (expense), net	54	130	246	273

Loss before income tax expense	(3,522)	(3,674)	(5,872)	(6,851)
Income tax expense	(294)	(294)	(587)	(587)

Net loss	$(3,816)	$(3,968)	$(6,459)	$(7,438)

Basic and diluted net loss per common share	$(0.13)	$(0.14)	$(0.22)	$(0.26)

Basic and diluted weighted average number of common shares outstanding	29,714	28,481	29,376	28,481

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 7 of 10)

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2007 AND 2006
Condensed Consolidated Balance Sheets

	January 31, 2007	July 31, 2006
	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$2,975	$3,360
Accounts receivable, less allowance for doubtful accounts of $1,368 and $1,944 at January 31, 2007 and July 31, 2006, respectively	12,851	11,872
Unbilled accounts receivable	789	430
Due from related party	—	30
Prepaid expenses and other current assets	9,747	8,804

Total current assets	26,362	24,496

Non-current assets	74,419	77,913

Total assets	$100,781	$102,409

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	4,825	2,115
Notes payable to Applied Theory Estate	6,000	6,000
Capital lease obligations, current portion	2,273	2,081
Accounts payable	5,345	5,338
Accrued expenses, deferred revenue, deferred other income and customer deposits	17,340	18,034

Total current liabilities	35,783	33,568

Total non-current liabilities	66,676	70,817

Total liabilities	102,459	104,385

Total stockholders’ equity (deficit)	(1,678)	(1,976)

Total liabilities and stockholders’ equity (deficit)	$100,781	$102,409

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 8 of 10)

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2007 AND 2006
Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	January 31, 2007	January 31, 2006
	Unaudited
	(In thousands)
Net cash provided by operating activities	$3,019	$2,002

Net cash used for investing activities	(1,522)	(1,091)

Net cash used for financing activities	(52)	(841)

Net increase (decrease) in cash	1,445	70
Cash and cash equivalents, beginning of period	1,530	1,830

Cash and cash equivalents, end of period	$2,975	$1,900

	For the Six Months Ended
	January 31, 2007	January 31, 2006
	Unaudited
	(In thousands)
Net cash provided by (used for) operating activities	$2,606	$(504)

Net cash used for investing activities	(2,942)	(2,298)

Net cash used for financing activities	(49)	(2,114)

Net increase (decrease) in cash	(385)	(4,916)
Cash and cash equivalents, beginning of period	3,360	6,816

Cash and cash equivalents, end of period	$2,975	$1,900

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 9 of 10)

NAVISITE FINANCIAL TABLES — SECOND QUARTER AND FISCAL YEAR 2007
Reconciliations of Expected GAAP Net Loss to Expected EBITDA

	For the Three Months Ended
	April 30, 2007
	Range Low	Range High
	(In thousands)
Expected Net loss	$(2,460)	$(2,060)
Expected Depreciation	2,529	2,529
Expected Interest expense, net	3,202	3,202
Expected Taxes	293	293
Expected Amortization	1,236	1,236
Expected Stock based compensation	900	900

Expected EBITDA	$5,700	$6,100

	For the Fiscal Year Ending
	July 31, 2007
	Range Low	Range High
	(In thousands)
Expected Net loss	$(10,880)	$(7,880)
Expected Depreciation	9,820	9,820
Expected Interest expense, net	12,840	12,840
Expected Taxes	1,174	1,174
Expected Amortization	5,412	5,412
Expected Stock based compensation	3,634	3,634

Expected EBITDA	$22,000	$25,000

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 10 of 10)